Exhibit 10.1
FIFTH AMENDMENT TO
AMENDED AND RESTATED CREDIT AGREEMENT
     This FIFTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”) is made and entered into as of this 31st day of August, 2006, by and among GOLDLEAF FINANCIAL SOLUTIONS, INC., a Tennessee corporation, as borrower (the “Borrower”), BANK OF AMERICA, N.A., a national banking association, as a lender (“Bank of America”), and each of the Lenders signatory hereto.
W I T N E S S E T H:
     WHEREAS, the Borrower and the Lenders are parties to that certain Amended and Restated Credit Agreement, dated as of January 23, 2006, as amended by that certain First Amendment thereto, dated as of February 17, 2006, that certain Second Amendment thereto, dated as of April 15, 2006, that certain Third Amendment thereto, dated as of May 3, 2006 and that certain Fourth Amendment thereto, dated as of June 15, 2006 (as so amended, the “Credit Agreement”), pursuant to which the Lenders extended certain financial accommodations to the Borrower; and
     WHEREAS, the Borrower has requested amendments to certain provisions of the Credit Agreement as more fully set forth herein; and
     NOW, THEREFORE, in consideration of the premises, the terms and conditions contained herein, and other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
     1. Definitions. All capitalized terms used herein and not expressly defined herein shall have the same respective meanings given to such terms in the Credit Agreement.
     2. Amendments to Credit Agreement.
          (a) Section 1.1 of the Credit Agreement is hereby amended by deleting the definition of “Term B Loan Maturity Date” and replacing it in its entirety with the following definition:
     “‘Term B Loan Maturity Date’ means January 31, 2007, or such other date as payment of the remaining outstanding principal amount of the Term B Loan or of all remaining outstanding obligations shall be due (whether by acceleration or otherwise.)”
          (b) Section 2.2(b)(iv) of the Credit Agreement is hereby amended by deleting such section in its entirety and replacing it with the following:
“(iv) Interest Rate. The interest rate applicable to the Term B Loan will be the rate per annum equal to, as elected by Borrower in accordance with Section 2.4 hereof, (i) LIBOR plus one and one-fourth percent (1.25%) or (ii) Lender’s Base Rate.”

          (c) Section 6.12(a) is hereby amended by deleting the first sentence of such subsection in its entirety and replacing it with the following:
         ”(a) Funded Debt to EBITDA Ratio. Maintain on a consolidated basis a ratio of Funded Debt (excluding capital lease obligations effective from the Closing Date through March 31, 2007) to EBITDA not exceeding 2.00:1.00; provided, however, that for the period beginning July 1, 2006 and ending March 31, 2007, the ratio of Funded Debt (excluding capital lease obligations effective from the Closing Date through March 31, 2007) to EBITDA shall not exceed 2.25:1.00.”
          (d) Section 6.12(c) is hereby amended by deleting such subsection in its entirety and replacing it with the following:
         ”(c) Capital Expenditures. Not spend or incur obligations (including the total amount of any software development expenses) to acquire fixed assets (other than any KVI Equipment) having a value of more than Three Million Dollars ($3,000,000) during any twelve (12) month period ending with each fiscal quarter, to and until the later of the Term A Loan Maturity Date or the Revolving Credit Maturity Date.”
          (e) Section 7.3(e) is hereby amended by deleting such subsection in its entirety and replacing it with the following:
         ”(e) at any time prior to March 31, 2007, capital lease obligations assumed in connection with Investments or Acquisitions permitted pursuant to Section 7.2 hereof, in an aggregate principal amount not to exceed One Million Five Hundred Thousand Dollars ($1,500,000);”
     3. Representations and Warranties. The Borrower hereby represents and warrants to and in favor of the Lenders as follows:
          (a) each representation and warranty set forth in Article 5 of the Credit Agreement, as amended hereby, is hereby restated and affirmed as true and correct in all material respects as of the date hereof, except to the extent (i) previously fulfilled in accordance with the terms of the Credit Agreement, as amended hereby, (ii) the Borrower has provided the Lenders updates to information provided to the Lenders in accordance with the terms of such representations and warranties, or (iii) relating specifically to the Closing Date or otherwise inapplicable;
          (b) the Borrower and each Guarantor has the corporate power and authority (i) to enter into this Amendment, and (ii) to do all acts and things as are required or contemplated hereunder to be done, observed and performed by it;
          (c) this Amendment has been duly authorized, validly executed and delivered by one or more Responsible Officers of the Borrower and each Guarantor, and constitutes the legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with its terms, subject, as to enforcement of remedies, to the following qualifications: (i) an order of specific performance and an injunction are discretionary remedies and, in particular, may not be available where damages are considered an adequate remedy at law, and (ii) enforcement may be limited by bankruptcy, insolvency, liquidation, reorganization, reconstruction and other similar laws affecting enforcement of creditors’ rights generally (insofar as any such law relates to the bankruptcy, insolvency or similar event of the Borrower);
          (d) the execution and delivery of this Amendment and performance by the Borrower under the Credit Agreement, as amended hereby, does not and will not require the consent or approval of any regulatory authority or governmental authority or agency having jurisdiction over the Borrower which has not already been obtained, nor be in contravention of or in conflict with the Articles of Incorporation or By-Laws of the Borrower, or any provision of any statute, judgment, order, indenture, instrument, agreement, or undertaking, to which the Borrower is party or by which the Borrower’s assets or properties are bound; and
          (e) no Default exists both before and after giving effect to this Amendment, and there has been no Material Adverse Effect both before and after giving effect to this Amendment.
     4. Conditions Precedent to Effectiveness of Amendment. The effectiveness of this Amendment is subject to the following conditions precedent:
          (a) Receipt by Bank of America of each of the following items, in each case in form and substance satisfactory to the Lenders party hereto:
         (i) this Amendment, duly executed and delivered by Borrower, the Guarantors and the Majority Lenders; and
         (ii) such other documents, certificates, instruments and information as the Lenders may reasonably request.
          (b) The Lenders party hereto shall have been reimbursed for all reasonable fees, costs and expenses of closing, including all reasonable legal fees of such Lenders’ counsel, presented as of the date of this Amendment.
     5. Guarantor Acknowledgment.
          (a) Each of the Guarantors hereby acknowledges that it has reviewed the terms and provisions of the Credit Agreement and this Amendment. Each of the Guarantors hereby confirms that the Subsidiary Guaranty or Lightyear Guaranty, as applicable, to which it is a party or otherwise bound will continue to guarantee, as the case may be, to the fullest extent possible in accordance with such Guarantee the payment and performance of all “Guarantied Obligations” under each of the Guarantees, as the case may be (in each case as such terms are defined in the applicable Guarantee), including without limitation the payment and performance of all such “Obligations” under each of the Guarantees, as the case may be, in respect of the Obligations of the Borrower now or hereafter existing under or in respect of the Credit Agreement and the Notes defined therein.

          (b) Each of the Guarantors acknowledges and agrees that any of the Guarantees to which it is a party or otherwise bound shall continue in full force and effect and that all of its obligations thereunder shall be valid and enforceable and shall not be impaired or limited by the execution or effectiveness of this Amendment. Each of the Guarantors represents and warrants that all representations and warranties contained in the Credit Agreement, this Amendment and the Guarantee to which it is a party or otherwise bound are true, correct and complete in all material respects on and as of the date hereof to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true, correct and complete in all material respects on and as of such earlier date.
          (c) Each of the Guarantors acknowledges and agrees that (i) notwithstanding the conditions to effectiveness set forth in this Amendment, such Guarantor is not required by the terms of the Credit Agreement or any other Loan Document to consent to the amendments of the Credit Agreement effected pursuant to this Amendment and (ii) nothing in the Credit Agreement, this Amendment or any other Loan Document shall be deemed to require the consent of such Guarantor to any future amendments to the Credit Agreement.
     6. Effect of Amendment; No Novation. Except as expressly set forth herein, the Credit Agreement shall remain unchanged and in full force and effect and shall constitute the legal, valid, binding and enforceable obligation of the Borrower to the Lender, and Borrower hereby restates, ratifies and reaffirms each and every term and condition set forth in the Credit Agreement, as amended hereby. The terms of this Amendment are not intended to and do not serve as a novation as to the Credit Agreement or any Note or the indebtedness evidenced thereby. The parties hereto expressly do not intend to extinguish any debt or security interest created pursuant to the Credit Agreement or any document executed in connection therewith. Instead it is the express intention to affirm the Credit Agreement and the security created thereby.
     7. Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same instrument.
     8. Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the successors and permitted assigns of the parties hereto.
     9. Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF GEORGIA, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment under seal as of the day and year first above written.

GOLDLEAF FINANCIAL SOLUTIONS, INC., as Borrower
By:	/s/ J. Scott Craighead
	Name:	J. Scott Craighead
	Title:	CFO

BANK OF AMERICA, N.A., as Lender
By:	/s/ Kirsten Carver
	Name:	Kirsten Carver
	Title:	Vice President

THE PEOPLES BANK, as Lender
By:
Name:
Title:

THE BANKERS BANK, as Lender
By:	/s/ Mark L. Bufkin
	Name:	Mark L. Bufkin
	Title:	First Vice President

Fifth Amendment to
Amended and Restated Credit Agreement
Signature Page (9454755)

ACKNOWLEDGED AND CONSENTED TO BY THE FOLLOWING GUARANTORS: PRIVATE BUSINESS INSURANCE, LLC
By:	/s/ Michael Berman
	Name:	Michael Berman
	Title:	General Counsel

FORSEON CORPORATION
By:	/s/ Michael Berman
	Name:	Michael Berman
	Title:	General Counsel

TOWNE SERVICES, INC.
By:	/s/ Michael Berman
	Name:	Michael Berman
	Title:	General Counsel

KVI CAPITAL, LLC
By:	/s/ Michael Berman
	Name:	Michael Berman
	Title:	General Counsel

Fifth Amendment to
Amended and Restated Credit Agreement
Signature Page (9454755)

CAPTIVA FINANCIAL SOLUTIONS, LLC
By:	/s/ Michael Berman
	Name:	Michael Berman
	Title:	General Counsel

Fifth Amendment to
Amended and Restated Credit Agreement
Signature Page (9454755)

ACKNOWLEDGED AND CONSENTED TO BY THE FOLLOWING GUARANTOR: THE LIGHTYEAR FUND, L.P.
By:	/s/ Timothy Kacani
	Name:	Timothy Kacani
	Title:	Vice President

Fifth Amendment to
Amended and Restated Credit Agreement
Signature Page (9454755)